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                                                                     EXHIBIT 11



                             GROUP 1 SOFTWARE, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                                                              For the Three Month Period
                                                                                                    Ended June 30,
                                                                                            --------------------------------
                                                                                                1997               1996
                                                                                               (FY98)             (FY97)
                                                                                            -------------       ------------
Net earnings (loss)                                                                      $       (1,094)     $         (169)

Primary earnings(loss)                                                                 (A)       (1,094)               (169)
                                                                                            =============       ============

Fully diluted earnings(loss)                                                           (B)       (1,094)               (169)
                                                                                            =============       ============

Weighted average shares outstanding                                                               4,314               4,293
Dilutive common stock equivalents for primary
     earnings (loss) per share                                                                     - - -              - - -
                                                                                            -------------       ------------

Weighted average shares and common equivalent
     shares outstanding for primary earnings
     (loss) per share                                                                  (C)        4,314               4,293
                                                                                            =============       ============

Additional equivalent shares assuming full dilution
                                                                                                   - - -              - - -
                                                                                            -------------       ------------

Weighted average shares and common equivalent
     shares for fully diluted earnings (loss) per                                      (D)
     share                                                                                        4,314               4,293
                                                                                            =============       ============

Earnings (loss) per share

  Primary                                                                          (A)/(C) $      (0.25)     $        (0.04)
                                                                                            =============       ============

  Fully Diluted (1)                                                                (B)/(D) $      (0.25)     $        (0.04)
                                                                                            =============       ============





(1) Not presented on the Consolidated Statements of Earnings because fully diluted earnings loss per share had a differential less than 3% of primary earnings loss per share.



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